                                                                     Exhibit 4.5

          The security represented by this certificate was originally issued on April 30, 1999, has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred unless a registration statement under the Securities Act is in effect with respect to such security at the time of such transfer except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

                         NET-tel Communications, Inc.

                            STOCK PURCHASE WARRANT
                            ----------------------


Date of Issuance: April 30, 1999                             Certificate No. W-6


          FOR VALUE RECEIVED, NET-tel Communications, Inc., a Delaware corporation (the "Company"), hereby grants to Tom Marino dba Tandem Associates, 28220 Franklin Road, Southfield Michigan 48034, or its registered assigns (the "Registered Holder") the right to purchase from the Company 4,500 shares of Warrant Stock at a price per share of $9.49 (as adjusted from time to time hereunder, the "Exercise Price") as provided herein. Certain capitalized terms used herein are defined in Section 4 or Section 7 hereof, as applicable. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          This Warrant is subject to the following provisions:

          Section 1.  Exercise of Warrant.
                      -------------------

          1A.  Exercise Period.  The purchase rights provided for in this
               ---------------
Warrant are subject to the following vesting requirements: the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time thereafter to and including April 30, 2002 (the "Exercise Period").

          1B.  Exercise Procedure.
               ------------------

          (i) This Warrant (or any portion hereof) shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (b)   this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto
                                                           ----------
     evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 5 hereof; and

          (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

          (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

          (ix) Upon any exercise of this Warrant, the Company may require customary investment representations from the Registered Holder and the Purchaser to assure that the issuance of the Warrant Stock hereunder shall not require registration or qualification under the Securities Act or any state securities laws.

          1C.  Exercise Agreement.  Upon any exercise of this Warrant, the
               ------------------
Exercise Agreement shall be substantially in the form set forth in Exhibit I
                                                                   ---------
hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1D.  Fractional Shares.  If a fractional share of Warrant Stock would,
               -----------------
but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Pur-chaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

          Section 2.  Adjustment of Exercise Price and Number of Shares.  In
                      -------------------------------------------------
order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this
Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          2A.  Subdivision or Combination of Common Stock.  If the Company at
               ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2B.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (as determined by its board of directors) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2C.  Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors may make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant.

          Section 3.  No Dividends or Other Rights.  This Warrant shall not
                      ----------------------------
entitle the holder thereof to any voting, dividend, liquidation, or other rights of a stockholder prior to the Exercise Time.

          Section 4.  Definitions.  The following terms have meanings set forth
                      -----------
below:

          "Common Stock" means, collectively, the Company's Common Stock, par
           ------------
value $.0001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Market Price" means as to any security the average of the closing
           ------------
prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading.
If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Company's board of directors.

          "Options" means any rights or options to subscribe for or purchase
           -------
Common Stock or securities convertible into Common Stock.

          "Person" means an individual, a partnership, a joint venture, a
           ------
corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Warrant Stock" means the Company's Common Stock, par value $.0001 per
           -------------
share; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          Section 5.  Warrant Transferable.
                      --------------------

          5A. Subject to the transfer conditions referred to in the legend endorsed hereon and in this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of
Exhibit II hereto) at the principal office of the Company.
----------

          5B.  Restrictive Legend.  Each certificate representing (i) this
               ------------------
Warrant, (ii) the Warrant Stock, (iii) any other securities issued in respect of the Warrant Stock or Warrant Stock issued upon conversion of the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5C below, or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the form (in addition to any legend required under applicable state securities laws) set forth on the first page of this Warrant.

          5C.  Restrictions on Transfer.  The holder of this Warrant and each
               ------------------------
person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof) unless a registration statement under the Securities Act is in effect with respect to such securities at the time of such transfer except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

          Section 6.  Warrant Exchangeable for Different Denominations.  This
                      ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 7.  Registration Rights
                      -------------------

          7A.  Certain Definitions.  As used in this Section 7, the following
               -------------------
terms shall have the following meanings:

               "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Securities Act.

               The terms "controls" and "controlling" have the meaning within
                          --------       -----------
the Securities Act and the rules and regulations thereunder.

               "Holder" shall mean any holder of Warrants or of Registrable
                ------
Securities as hereinafter defined.

               The terms "register" and "registration" shall refer to a
                          --------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               "Registrable Securities" shall mean (i) shares of Common Stock
                ----------------------
issued or issuable upon exercise of the Warrants and (ii) any Common Stock issued in respect of such securities upon any stock split, stock dividend, recapitalization or similar event.

               "Registration Expenses" shall mean all expenses incurred by the
                ---------------------
Company in compliance with Section 7B hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company and expenses of regular annual and periodic audits, which shall be paid in any event by the Company) and the expenses associated with the Company's obligations under
Section 7D hereof.

               "Restricted Securities" shall refer collectively to the
                ---------------------
securities of the Company required to bear the legend referred to in Section 5B hereof.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar federal statute and the rules and regulation of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the sale of Registrable Securities and all reasonable fees and disbursements of counsel for any Holder.

          7B.  Piggyback Registration Rights.
               -----------------------------

     (a) If the Company shall determine to register any of its securities under the Securities Act either for its own account or the account of any security holder or holders, other than a registration relating solely to employee benefits plans or corporate reorganizations or other transactions under Rule 145 of the Securities Act, the Company will:

          (i)  Promptly give to each Holder written notice thereof; and

          (ii) Except as set forth in Section 7B(b), include in such registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) all the Registrable Securities specified in a written request or requests received by the Company from a Holder within 15 days after the written notice from the Company is given.

     (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 7B(a)(i). In such event the right of any Holder to registration pursuant to
Section 7B shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected or approved for underwriting by the Company. Notwithstanding any other provision of this Section 7B, if the underwriter determines that marketing factors require a limitation on the number of shares that may be included in the offering, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be reduced in the following manner: (i) if such registration is being made in respect of a sale for the account of the Company, pro rata among the requesting Holders and all other security holders based upon the number of securities requested to be registered by such Holders and other security holders and (ii) if such registration is being made in respect of a sale for the account of other security holders, first, pro rata among all Holders and other security holders (other than those security holders on account of whom such registration is being made) based upon the number of securities requested to be registered by them, second, by any shares proposed to be registered by the Company and third, pro rata among all security holders on account of whom such registration is being made. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 7 without thereby incurring any liability to the Holders of Registrable Securities. If any Holder of Registrable Securities or any officer, director or other security holder requesting registration disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          7C.  Expenses of Registration.  All Registration Expenses incurred  on
               ------------------------
behalf of the Holders in connection with any registration, qualification or compliance pursuant to this Section 7 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          7D.  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Section 7, the Company will advise each Holder in writing as to the initiation of each registration and as to the completion thereof. The Company will:

          (a) Use its best efforts to keep such registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

          7E.  Indemnification.
               ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder with respect to which registration, qualification or compliance has been effected pursuant to this Section 7, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on
     (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement or notification) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (x) any true statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein or (y) any failure by any such Holder or underwriter to comply with the prospectus delivery requirements of the Securities Act.

          (b) Each Holder and other security holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each other such Holder and other security holder and each of their officers, directors and partners, and each person controlling such Holder or other security holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (including any related registration statement or notification), or any omission (or alleged omission) to state therein a material fact necessary to make the statements made therein not misleading. Each Holder and other security holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being affected, reimburse the Company and such Holders, other security holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigation and defending any such claim, loss, damage, liability or action.

     The obligation to indemnify and reimburse assumed under this Section 7E(b) shall be limited to an untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or other security holder (as the case may be) and stated to be specifically for use therein; provided, however, that the obligations of such Holders
                      --------  -------
     and other security holders hereunder shall be limited to an amount equal to the proceeds to each such Holder or other security holder (as the case may be) of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 7E (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7E, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. No Indemnified Party, in the defense of any such claim of litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and, if such defense is assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without the consent of the Indemnifying Party (such consent not to be unreasonably withheld).

          7F.  Information by Holder.  Each Holder of Registrable Securities,
               ---------------------
and each person holding securities included in any registration, shall furnish to the Company in writing such information regarding such Holder or other person as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.

          7G.  Limitations on Registration of Issues of Securities.  From and
               ---------------------------------------------------
after the Date of Issuance of this Warrant, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to register any securities of the Company unless such agreement specifically provides that, in the case of any registration initiated by such holders, the Holders shall have the right to participate in such registration to the extent and in the manner specified in Section 7B hereof.

          7H. Rule 144 Reporting.  With a view of making available the benefits
              ------------------
of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") at any time during which it is subject to such reporting requirements; and

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time during which it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          7I. Transfer of Registration Rights.  The rights to cause the Company
              -------------------------------
to register securities granted by the Company under Section 7B may be assigned by any Holder to transferees or assignees of Restricted Securities who, after such assignment or transfer, hold at least 10% of such Holder's Restricted Securities; provided, however, that the Company is given written notice at the
            --------  -------
time of or within a reasonable time after said transfer, stating the name and address of said transferees or assignees and identifying the securities with respect to which such registration rights are being assigned; and, provided,
                                                                   --------
further, that the transferees or assignees of such rights assume the obligations
-------
of such Holder under this Section 7 and that the Company shall have the right to require such transferee or assignee to execute a counterpart of this Warrant as a condition to such transferee's or assignee's claim to any rights hereunder. The foregoing requirement as to the minimum percentage of shares to be transferred or assigned in connection with any assignment of registration rights shall not apply to an assignment by a Holder to any person or entity which is affiliated with such Holder.

          7J. "Market Stand-Off" Agreement.  Each Holder agrees, if requested
               ----------------------------
by the Company and the underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities without the prior written consent of the Company or such underwriter, for a specified period of time (not to exceed 180 days) following the effective date of any registration statement of the Company filed under the Securities Act with respect to any underwritten public offering of securities of the Company, as provided in Section 7B hereof, provided that:

          (a) all Holders, other security holders whose securities are included in such registration statement and officers and directors of the Company shall also enter into similar agreements, except as provided in Section 7B(b); and

          (b) such agreement shall be in writing in a form satisfactory to the Company and such underwriter.

          7K.  Termination of Registration Rights.  The right to cause the
               ----------------------------------
Company to register securities granted by the Company under Section 7B shall terminate with respect to any Holder at such time as all of the Registrable Securities of such Holder can be sold within a given three-month period in accordance with Rule 144 of the Commission provided, however, that, notwithstanding the foregoing, the registration rights provided in Section 7B shall terminate on the fifth anniversary of the Date of Issuance.

          Section 8.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Notices.  Except as otherwise expressly provided herein,
                      -------
all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or three days after deposited in the U. S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

          Section 10.  Amendment and Waiver.  Except as otherwise provided
                       --------------------
herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 80% of the shares of Warrant Stock obtainable upon exercise of the Warrants.

          Section 11.  Descriptive Headings; Governing Law.  The descriptive
                       -----------------------------------
headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.


                                 *     *     *     *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                NET-tel Communications, Inc.

                                By  /s/ James F. Kenefick
                                    ---------------------
                                Its President
                                    ---------

[Corporate Seal]                Received by Tom Marino

Attest:                         /s/ Tom Marino
                                --------------

/s/ Thomas Lera
---------------
     Secretary

                                                                       EXHIBIT I

                              EXERCISE AGREEMENT
                              ------------------


To:                                       Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-6), hereby agrees to subscribe for the purchase of ______ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                Signature ____________________

                                Address ______________________



                                                                      EXHIBIT II

                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-6) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Name of Assignee           Address                   No. of Shares
----------------           -------                   -------------



Dated:                          Signature  _______________________

                                           _______________________

                                Witness    _______________________